UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2018

Cocrystal Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38418	35-2528215
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 892-8800

(Former name or former address, if changed since last report.):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 20, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Cocrystal Pharma, Inc. (the “Company”) approved an increase from $100,000 to $200,000 in the annual base salary for Dr. Gary Wilcox, the Chief Executive Officer of the Company, to be effective immediately.

On September 21, 2018 (the “Grant Date”), the Committee approved a grant of (i) 200,000 Incentive Stock Options to Dr. Wilcox, the Chief Executive Officer of the Company, (ii) 150,000 Incentive Stock Options to Mr. James Martin, the Chief Financial Officer of the Company, (iii) 100,000 Incentive Stock Options to Dr. Sam Lee, the President of the Company, and (iv) 50,000 non-qualified stock options to each director of the Company, except Dr. Wilcox, all under Cocrystal Pharma, Inc. 2015 Equity Incentive Plan.

The stock options have a 10 year term and vest in accordance with the following vesting schedule: ¼ will vest on the one year anniversary of the Grant Date and the remaining ¾ will vest in 12 equal quarterly increments, subject to continued service on each applicable vesting date. The exercise price of the stock options is $2.78 per share, the closing price of the Company’s common stock as reported on The Nasdaq Capital Market on the Grant Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cocrystal Pharma, Inc.

Date: September 24, 2018	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer